SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report)

January 28, 2004

LTX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2594045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

LTX Park at University Avenue, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (781) 461-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On January 27, 2004, LTX Corporation entered into an Amendment No. 2 to Rights Agreement (“Amendment No. 2”), with EquiServe Trust Company, N.A., whereby the Company amended Section 9(a) of its Rights Agreement, dated as of April 30, 1999 (the “Rights Agreement”). Amendment No. 2 provides that our Board of Directors shall from time to time determine the number of shares of our common stock to be reserved and kept available for issuance upon exercise of the rights, and that such number of shares may be less than the number of shares of common stock sufficient to permit the exercise in full of all outstanding rights.

As of the date of this Current Report on Form 8-K, if the rights became exercisable, we would not have available shares of common stock sufficient to issue one share of common stock for each outstanding right. Upon the occurrence of a flip in event, however, the rights agreement provides a mechanism for us to deliver cash or other property having an economic value equivalent to the shares of common stock we would otherwise issue upon exercise of the rights.

Amendment No. 2 is not in response to any effort to accumulate common stock or to obtain control of our company.

Amendment No. 2 is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

4.1	Amendment No. 2 to Rights Agreement, dated as of January 27, 2004, by and between LTX Corporation and EquiServe Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX Corporation

Date:	January 27, 2004	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Vice President & Chief Financial Officer

EXHIBIT INDEX

4.1	Amendment No. 2 to Rights Agreement, dated as of January 27, 2004, by and among LTX Corporation and EquiServe Trust Company, N.A.